Exhibit 4.2
EXECUTION VERSION
SYNOVUS FINANCIAL CORP.,
as Issuer
and
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee
First Supplemental Indenture
Dated as of May 4, 2010
Supplement to Junior Subordinated Indenture of Synovus Financial Corp.
dated as of May 4, 2010

TABLE OF CONTENTS

PAGE
ARTICLE I
DEFINITIONS

Section 1.01 Definition of Terms	1

ARTICLE 2
GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.01 Designation, Principal Amount and Original Issuance	3
Section 2.02 Form, Payment and Appointment	3
Section 2.03 Installment Payments	4
Section 2.04 Defeasance	7
Section 2.05 No Sinking Fund	7
Section 2.06 Listing	7

ARTICLE 3
REDEMPTION

Section 3.01 Redemption	7

ARTICLE 4
FORM OF NOTE

Section 4.01 Form of Note	7

ARTICLE 5
DEFAULTS

Section 5.01 Events of Default	7

ARTICLE 6
TAX TREATMENT

Section 6.01 Tax Treatment	8

ARTICLE 7
SUBORDINATION

Section 7.01 Subordination	8
ARTICLE 8
MISCELLANEOUS

Section 8.01 Ratification of Indenture	8
Section 8.02 Trustee Not Responsible for Recitals	8

-ii-

     FIRST SUPPLEMENTAL INDENTURE, dated as of May 4, 2010 (this “First Supplemental Indenture”), between SYNOVUS FINANCIAL CORP., a Georgia corporation (the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., not in its individual capacity but solely as trustee (the “Trustee”) under the Junior Subordinated Indenture, dated as of May 4, 2010, between the Company and the Trustee (the “Base Indenture,” and the Base Indenture, as supplemented by this First Supplemental Indenture, the “Indenture”).
W I T N E S S E T H
     WHEREAS, the Company has duly authorized the execution and delivery of the Base Indenture, to provide for the issuance from time to time of its unsecured junior subordinated debentures, notes or other evidences of indebtedness to be issued in one or more series (the “Securities”), as provided in the Base Indenture, up to such principal amount or amounts as may from time to time be authorized in or pursuant to one or more resolutions of the Board of Directors;
     WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its 13.00% Junior Subordinated Deferrable Installment Debentures due May 15, 2013, the form of such Securities and the terms, provisions and conditions thereof to be set forth as provided in this First Supplemental Indenture;
     WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture;
     WHEREAS, all requirements necessary to make this First Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, and to make the Notes, when executed, authenticated and delivered by the Company, the valid, binding and enforceable obligations of the Company, have been done and performed; and
     WHEREAS, the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects.
     NOW THEREFORE, in consideration of the purchase and acceptance of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Base Indenture, the form and terms of the Notes, the Company covenants and agrees with the Trustee as follows:
ARTICLE 1
DEFINITIONS
     Section 1.01. Definition of Terms. Unless the context otherwise requires (including for purposes of the Recitals):
          (a) a term defined in the Base Indenture has the same meaning when used in this First Supplemental Indenture unless otherwise specified herein;
          (b) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

          (c) the definition of any term in this First Supplemental Indenture that is also defined in the Base Indenture shall for the purposes of this First Supplemental Indenture supersede the definition of such term in the Base Indenture;
          (d) the definition of a term in this First Supplemental Indenture is not intended to have any effect on the meaning or definition of an identical term that is defined in the Base Indenture insofar as the use or effect of such term in the Base Indenture, as previously defined, is concerned;
          (e) the singular includes the plural and vice versa;
          (f) headings are for convenience of reference only and do not affect interpretation; and
          (g) the following terms have the meanings given to them in this Section 1.01(g):
     “Base Indenture” shall have the meaning set forth in the first paragraph of this First Supplemental Indenture.
     “Company” shall have the meaning set forth in the first paragraph of this First Supplemental Indenture.
     “DTC” means The Depository Trust Company.
     “Early Settlement” shall have the meaning set forth in the Purchase Contract Agreement.
     “Event of Default” shall have the meaning set forth in Section 5.01.
     “Extension Period” shall have the meaning set forth in Section 2.03(c)(i).
     “Fundamental Change” shall have the meaning set forth in the Purchase Contract Agreement.
     “Global Note” shall have the meaning set forth in Section 2.02.
     “Holder” means a holder of Notes, unless otherwise indicated.
     “Indenture” shall have the meaning set forth in the first paragraph of this First Supplemental Indenture.
     “Installment Payment Date” means each February 15, May 15, August 15 and November 15, commencing on August 15, 2010.
     “Installment Payment Period” means the period from, and including, the Issue Date to, but excluding, the first Installment Payment Date and each subsequent full quarterly period from, and including, an Installment Payment Date to, but excluding, the immediately succeeding Installment Payment Date.

     “Issue Date” means May 4, 2010.
     “Note” and “Notes” shall have the respective meanings set forth in Section 2.01.
     “Paying Agent” shall initially mean the Trustee.
     “Preliminary Prospectus Supplement” means the Preliminary Prospectus Supplement dated April 26, 2010, related to the Units.
     “Purchase Contract Agreement” means the Purchase Contract Agreement, dated as of May 4, 2010, among the Company, The Bank of New York Mellon Trust Company, N.A., as purchase contract agent, and The Bank of New York Mellon Trust Company, N.A., as Trustee under the Indenture.
     “Purchase Contracts” shall have the meaning set forth in the Purchase Contract Agreement.
     “Registrar” shall initially mean the Trustee.
     “Regular Record Date” shall mean the close of business on the Business Day immediately preceding the related Installment Payment Date or, if the Notes do not remain in book-entry form, a date selected by the Company, which shall be more than 14 days but less than 60 days prior to the relevant Installment Payment Date.
     “Trustee” shall have the meaning set forth in the first paragraph of this First Supplemental Indenture.
     “Securities” shall have the meaning set forth in the first recital of this First Supplemental Indenture.
     “Unit” shall have the meaning set forth in the Purchase Contract Agreement.
ARTICLE 2
GENERAL TERMS AND CONDITIONS OF THE NOTES
     Section 2.01.Designation, Principal Amount and Original Issuance. There is hereby authorized a series of Securities designated as the 13.00% Junior Subordinated Deferrable Installment Debentures due 2013 (the “Notes,” and “Note” means each note of such series having an initial principal amount of $5.098197) limited in aggregate initial principal amount to $70,355,118.60, except for Notes authenticated, executed and delivered upon registration of transfer of, in exchange for, or in lieu of, other Notes pursuant to Section 2.07, Section 2.08, Section 2.10 or Section 9.06 of the Base Indenture. The Notes, upon execution of this First Supplemental Indenture, shall be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes in accordance with an Officers’ Certificate.
     Section 2.02. Form, Payment and Appointment. The Notes will be Registered Global Securities and will initially be issued in fully registered, permanent global form without coupons (a “Global Note”), and the Depositary shall be DTC or such other depositary as any Officer of the Company may from time to time designate. Unless and until such Global Note is exchanged for Notes in registered form, Global Notes may be transferred, in whole or in part, only to the Depositary or a nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.
     Installments on the Notes will be payable, the transfer of such Notes will be registrable and such Notes will be exchangeable for Notes of a like aggregate principal amount bearing identical terms and provisions at the office or agency of the Company maintained for such purpose in Jacksonville, Florida, which shall initially be the Corporate Trust Office of the Trustee.
     The Registrar and Paying Agent for the Notes shall initially be the Trustee.
     The Notes shall be issuable in denominations of one Note and integral multiples in excess thereof.
     Section 2.03. Installment Payments.
          (a) Installment Payment Dates. On each Installment Payment Date, other than the Installment Payment Date occurring on August 15, 2010, the Company shall pay, in cash, equal quarterly installment payments of $0.515625 on each Note, subject to the Company’s right to extend the Installment Payment Period at any time and from time to time under the circumstances, and subject to the conditions, set forth in Section 2.03(c). On the Installment Payment Date occurring on August 15, 2010, the Company shall pay, in cash, a quarterly installment payment of $0.578646 on each Note, subject to the Company’s right to extend such Installment Payment Period at any time and from time to time under the circumstances, and subject to the conditions, set forth in Section 2.03(c).
          (b) Installment Payment Amount. Each installment payment shall constitute a payment of interest (at a rate of 13.00% per annum) and a partial repayment of principal on the Note, allocated as set forth in the schedule below.

Installment Payment Date	Amount of Principal	Amount of Interest
August 15, 2010	$0.392703	$0.185943
November 15, 2010	$0.362696	$0.152929
February 15, 2011	$0.374484	$0.141141
May 15, 2011	$0.386655	$0.128970
August 15, 2011	$0.399221	$0.116404
November 15, 2011	$0.412196	$0.103429
February 15, 2012	$0.425592	$0.090033
May 15, 2012	$0.439424	$0.076201
August 15, 2012	$0.453705	$0.061920
November 15, 2012	$0.468451	$0.047174
February 15, 2013	$0.483675	$0.031950
May 15, 2013	$0.499395	$0.016230

     Each installment payment in respect of the Notes shall be treated, for purposes of the Base Indenture and this Supplemental Indenture, as a partial payment of principal and a payment of interest, in each case, in an amount equal to the relevant amount set forth under the heading “Amount of Principal” and the heading “Amount of Interest” in the table above.
     Each installment payment for any Installment Payment Period shall be computed by the Company on the basis of a 360-day year of twelve 30-day months. If an installment payment is payable for any period shorter than a full Installment Payment Period, such installment payment shall be computed on the basis of the actual number of days elapsed per 30-day month. Furthermore, if any date on which an installment payment is payable is not a Business Day, then the installment payment on such date will be made on the next succeeding day that is a Business Day, and without any interest or other payment in respect of any such delay. However, if such Business Day is in the next succeeding calendar year, then such installment payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.
          (c) Option To Extend Installment Payment Period.
          (i) The Company may defer installment payments, at any time and from time to time, by extending the Installment Payment Period, so long as such period of time does not extend beyond May 15, 2015 (the “Extension Period”). The Company may end an Extension Period on any Installment Payment Date occurring on or before May 15, 2013 or, in the case of an Extension Period that extends beyond May 15, 2013, on any Business Day thereafter that is on or before May 15, 2015.
          (ii) At the end of any Extension Period, the Company shall pay all installment payments for which the related Installment Payment Date occurred during such Extension Period, together with interest on the full amount of such installment payments compounded quarterly at the rate of 13.00% per annum, to the extent permitted by applicable law. The Company shall give holders of Units and Holders of Notes at least 10 Business Days’ notice prior to the end of an Extension Period.
          (iii) Prior to the termination of any Extension Period, the Company may further defer installment payments by extending such Extension Period. Such Extension Period, including all such previous and further extensions, may not extend beyond May 15, 2015. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, if consistent with the terms set forth in this Section 2.03(c). No installment payment (or interest thereon) during an Extension Period, except at the end of such Extension Period, shall be due and payable.
          (iv) The Company shall give the holders of Units, Holders of Notes and the Trustee notice of its election of an Extension Period (or any extension thereof) at least 10 Business Days prior to the earlier of (x) the next succeeding Installment Payment Date; or (y) the date upon which the Company is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to Holders of Notes of the record or payment date of such installment payment.

          (d) Restrictions Applicable During an Extension Period and Certain Other Circumstances.
          (i) If (x) there shall have occurred and be continuing a default under the Indenture or (y) the Company shall have given notice of its election to defer installment payments on the Notes by extending the Installment Payment Period and such Installment Payment Period, or any extension of such Installment Payment Period, shall be continuing, then:
          (A) the Company and its Subsidiaries shall not declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of its capital stock or make any guarantee payment with respect thereto other than:
          (1) purchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, Officers, directors or consultants;
          (2) purchases of shares of the Company’s common stock pursuant to a contractually binding requirement to buy stock existing prior to the commencement of the Extension Period, including under a contractually binding stock repurchase plan;
          (3) as a result of an exchange or conversion of any class or series of the Company’s capital stock for any other class or series of the Company’s capital stock;
          (4) the purchase of fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or
          (5) purchases of the Company’s capital stock in connection with the distribution thereof; and
          (B) the Company and its Subsidiaries shall not make any payment of interest or Principal on, or repay, purchase or redeem, any debt securities or guarantees issued by the Company that rank equally with or junior to the Notes other than pro rata payments of accrued and unpaid interest on the Notes and any other debt securities or guarantees issued by the Company that rank equally with the Notes, except and to the extent the terms of any such debt securities would prohibit the Company from making such pro rata payment.
     These foregoing restrictions shall not apply to any stock dividends paid by the Company where the dividend stock is the same stock as, or junior to, that stock on which the dividend is being paid.

     Section 2.04. Discharge and Defeasance. For the avoidance of doubt, the provisions of Article 8 of the Base Indenture (Satisfaction and Discharge of Indenture; Unclaimed Moneys) shall apply to the Notes.
     Section 2.05. No Sinking Fund. The Notes are not entitled to the benefit of any sinking fund.
     Section 2.06. Listing. The Company shall not initially apply to list the Notes on any securities exchange or automated inter-dealer quotation system. If (i) a sufficient number of Units are separated into separate Purchase Contracts and separate Notes and traded separately such that applicable listing requirements are met and (ii) the Holders of such separate Notes request that the Company list such separate Notes, the Company will endeavor to list such separate Notes on an exchange of the Company’s choosing (which may or may not be the New York Stock Exchange) subject to applicable listing requirements.
ARTICLE 3
REDEMPTION
     Section 3.01. Redemption. Article 3 of the Base Indenture (Redemption) shall not apply to the Notes.
ARTICLE 4
FORM OF NOTE
     Section 4.01. Form of Note. The Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the forms attached as Exhibit A hereto, with such changes therein as the Officers of the Company executing the Notes (by manual or facsimile signature) may approve, such approval to be conclusively evidenced by their execution thereof.
ARTICLE 5
DEFAULTS
     Section 5.01. Events of Default. (a) In addition to the Events of Default set forth in Section 6.01(c), Section 6.01(d) and Section 6.01(e) of the Base Indenture, it shall be an “Event of Default” with respect to the Notes if there is a default in the payment in full of all deferred installment payments on the Notes on or by May 15, 2015 and continuance of such failure to pay for a period of 30 days.
          (b) The Events of Default specified in Sections 6.01(a) and 6.01(b) of the Base Indenture shall not apply with respect to the Notes.
          (c) There is no right of acceleration upon the occurrence of an Event of Default as described in clause (a) of this Section 5.01 or, for the avoidance of doubt, as described in Section 6.01(c) of the Base Indenture. In addition, any deferral of installment payments made in accordance with the provisions of Section 2.03(c) shall not constitute an Event of Default hereunder.
ARTICLE 6
TAX TREATMENT
     Section 6.01. Tax Treatment. The Company and each Holder agrees, for United States tax purposes, to treat the Notes as indebtedness.
ARTICLE 7
SUBORDINATION
     Section 7.01. Subordination. The provisions of Article 11 of the Base Indenture (Subordination of Securities) shall apply to the Notes.
ARTICLE 8
MISCELLANEOUS
     Section 8.01. Ratification of Indenture. The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.
     Section 8.02. Trustee Not Responsible for Recitals. The recitals contained herein and in the Notes (except the Trustee’s certificate of authentication) shall be taken as statements of the Company and not of the Trustee and the Trustee assumes no responsibility for the correctness of the same. Neither the Trustee nor any of its agents (a) makes any representation as to the validity or adequacy of this First Supplemental Indenture or the Notes and (b) shall be accountable for the Company’s use or application of the proceeds from the Notes.
     Section 8.03. New York Law to Govern; Waiver of Jury Trial. THIS FIRST SUPPLEMENTAL INDENTURE AND THE NOTES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS FIRST SUPPLEMENTAL INDENTURE OR THE NOTES, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF). EACH OF THE COMPANY AND THE TRUSTEE, AND EACH HOLDER OF A SECURITY BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
     Section 8.04. Separability. In case any provision in this First Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 8.05. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.
     Section 8.06. Amendments, Supplements and Waivers. In addition to the circumstances set forth in Section 9.01 of the Base Indenture, the Company and the Trustee may amend or supplement the Base Indenture, this First Supplemental Indenture or the Notes without notice to or the consent of any Holder to conform the provisions of the Base Indenture, this First Supplemental Indenture or the Notes to the “Description of the amortizing notes” section of the Preliminary Prospectus Supplement, as supplemented by the related pricing term sheet.
[SIGNATURES ON THE FOLLOWING PAGES]

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized, on the date or dates indicated in the acknowledgments and as of the day and year first above written.

SYNOVUS FINANCIAL CORP.
By:	/s/ Thomas J. Prescott
	Name:	Thomas J. Prescott
	Title:	Executive Vice President and Chief Financial Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:	/s/ Christine Leppert
	Name:	Christine Leppert
	Title:	Vice President

EXHIBIT A
[FORM OF FACE OF NOTE]
[INCLUDE IF A GLOBAL NOTE]
     [THIS NOTE IS A REGISTERED GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO., AS NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”), THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY. THIS REGISTERED GLOBAL SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.
     UNLESS THIS REGISTERED GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY HAS AN INTEREST HEREIN.]

SYNOVUS FINANCIAL CORP.
13.00% JUNIOR SUBORDINATED DEFERRABLE INSTALLMENT DEBENTURES
DUE MAY 15, 2013
REGISTERED
CUSIP: 87161C 303
ISIN: US87161C3034

No.	[Initial][1] Number of Notes
     SYNOVUS FINANCIAL CORP., a Georgia corporation (the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the initial principal sum of $5.098197 for each of the number of Notes set forth above[, or such other number of Notes as set forth in the Schedule of Increases or Decreases in Global Note attached hereto, which shall not exceed 13,800,000]2 in quarterly installment payments (each constituting a payment of interest at the rate per year of 13.00% and a partial repayment of principal) payable on February 15, May 15, August 15 and November 15 of each year (each such date, an “Installment Payment Date” and the period from, and including, May 4, 2010 to, but excluding, the first Installment Payment Date and each subsequent full quarterly period from and including an Installment Payment Date to, but excluding, the immediately succeeding Installment Payment Date, an “Installment Payment Period”), commencing on August 15, 2010, all as set forth on the reverse hereof, with the final installment payment due and payable on May 15, 2013. The installment payments payable on any Installment Payment Date shall be computed on the basis of a 360-day year consisting of twelve 30-day months. If an installment payment is payable for any period shorter than a full Installment Payment Period, such installment payment shall be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which an installment payment is payable is not a Business Day, then the installment payment on such date will be made on the next succeeding day that is a Business Day, and without any interest or other payment in respect of any such delay. However, if such Business Day is in the next succeeding calendar year, then such installment payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Installment payments shall be paid to the person in whose name the Note is registered, with limited exceptions, at the close of business on the Business Day immediately preceding the related Installment Payment Date (each, a “Regular Record Date”). If the Notes do not remain in the form of Registered Global Securities, the Company shall have the right to select Regular Record Dates, which will be more than 14 days but less than 60 days prior to the relevant Installment Payment Date.

[1]	Include if a Global Note.

[2]	Include if a Global Note.

     Installments shall be payable at the office or agency of the Company maintained for that purpose in accordance with the provisions of the Indenture.
     This Note shall not be entitled to any benefit under the Indenture hereinafter referred to or be valid or obligatory for any purpose until the Certificate of Authentication shall have been signed by or on behalf of the Trustee.
     The provisions of this Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

SYNOVUS FINANCIAL CORP., as Issuer
By:
Name:
Title:

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION
     This is one of the Securities of the series designated therein described in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]
SYNOVUS FINANCIAL CORP.
     This Note is one of a duly authorized series of Securities of the Company designated as its 13.00% Junior Subordinated Deferrable Installment Debentures due 2013 (herein sometimes referred to as the “Notes”), issued under the Junior Subordinated Indenture, dated as of May 4, 2010, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee,” which term includes any successor trustee under the Indenture) (the “Base Indenture,” and the Base Indenture, as supplemented by the First Supplemental Indenture, dated May 4, 2010, (the “Supplemental Indenture”), between the Company and the Trustee, the “Indenture”), to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders. The terms of other series of Securities issued under the Indenture may vary with respect to interest rates, issue dates, maturity, redemption, repayment, currency of payment and otherwise as provided in the Indenture. The Indenture further provides that securities of a single series may be issued at various times, with different maturity dates and may bear interest at different rates. This series of Securities is limited in aggregate principal amount as specified in said First Supplemental Indenture.
     Each installment shall constitute a payment of interest (at a rate of 13.00% per annum) and a partial repayment of principal on the Note, allocated as set forth in the schedule below:

Installment Payment Date	Amount of Principal	Amount of Interest
August 15, 2010	$0.392703	$0.185943
November 15, 2010	$0.362696	$0.152929
February 15, 2011	$0.374484	$0.141141
May 15, 2011	$0.386655	$0.128970
August 15, 2011	$0.399221	$0.116404
November 15, 2011	$0.412196	$0.103429
February 15, 2012	$0.425592	$0.090033
May 15, 2012	$0.439424	$0.076201
August 15, 2012	$0.453705	$0.061920
November 15, 2012	$0.468451	$0.047174
February 15, 2013	$0.483675	$0.031950
May 15, 2013	$0.499395	$0.016230
     This Note will not be subject to redemption at the option of the Company.
     This Note is not entitled to the benefit of any sinking fund. The Indenture contains provisions for defeasance and covenant defeasance at any time of the indebtedness on this Note upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.
     If an Event of Default relating to specified events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company occurs and is continuing, then and in each such case either the Trustee or the Holders of not less than

25% in aggregate initial principal amount of the Notes then outstanding, by notice in writing to the Company (and to the Trustee if given by Holders), may declare the principal amount of all the Notes to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. This provision, however, is subject to the condition that, at any time after such a declaration of acceleration, and before any judgment or decree for the payment of the money due shall have been obtained or entered, the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all defaults and rescind and annul such declaration and its consequences, if certain conditions are met as set forth in the Indenture.
     There is no right of acceleration upon the occurrence of an Event of Default described in Section 5.01(a) of the Supplemental Indenture or as described in Section 6.01(c) of the Base Indenture.
     In the case of an Event of Default relating to the default by the Company in the payment in full of all deferred installment payments on the Notes on or by May 15, 2015 and continuance of such failure to pay for a period of 30 days, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount that then shall have become due and payable on all such Notes for principal, premium, if any, or interest, or any combination thereof, as the case may be, with interest upon the overdue principal and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest, at the rate borne by the Notes; and, in addition, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation, expenses, disbursements and advances of the Trustee, its agent, attorneys and counsel. If the Company does not pay such amounts upon such demand, the Trustee shall be entitled and empowered to institute any actions or proceeding at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Notes and collect in the manner provided by law out of the property of the Company or any other obligor on the Notes, wherever situated, the money adjudged or decreed to be payable.
     The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee, with the consent of the Holders of not less than a majority in principal amount of the Securities at the time outstanding of each series issued under the Indenture to be affected thereby, to execute supplemental indentures for certain purposes as described therein.
     No provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay installments on this Note at the time, place and rate, and in the coin or currency, herein and in the Indenture prescribed, subject to the Company’s right to defer installment payments as described therein.
     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note shall be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in Jacksonville, Florida, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.
     The Notes are initially issued in the form of Registered Global Securities without coupons in initial minimum denominations of one Note and integral multiples in excess thereof.
     No charge shall be made for any such registration of transfer or exchange, but the Company may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer.
     The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the Holder in whose name any Note shall be registered upon the Security Register for the Notes as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving installment payments on such Note and for all other purposes; and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.
     This Note and the Indenture, and any claim, controversy or dispute arising under or related to the Indenture or this Note, for all purposes shall be governed by and construed in accordance with the laws of the State of New York (without regard to the conflicts of laws provisions thereof). Each of the Company and the Trustee, and each Holder of a Security by its acceptance thereof, hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right it may have to trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Indenture, the Notes or the transactions contemplated hereby or thereby.
     All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.
     No recourse under or upon any obligation, covenant or agreement contained in the Indenture, or this Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder, Officer, director or employee, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of this Note by the Holders hereof and as part of the consideration for the issue of this Note.
     The Company and each Holder agrees, for United States tax purposes, to treat the Notes as indebtedness.
     In the case of any conflict between this Note and the Supplemental Indenture, the provisions of the Supplemental Indenture shall control.

ASSIGNMENT
FOR VALUE RECEIVED, the undersigned assigns and transfers this Note to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)
and irrevocably appoints

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.
Date:
Signature:
Signature Guarantee:
(Sign exactly as your name appears on the other side of this Note)

SIGNATURE GUARANTEE
     Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

By:
Name
Title:

as Trustee

By:
Name
Title:

Attest:

By:
Name
Title:

[TO BE ATTACHED TO GLOBAL NOTES]
SCHEDULE OF INCREASES OR DECREASES IN A GLOBAL NOTE
The initial number of Notes evidenced by this Global Note is                     . The following increases or decreases in this Global Note have been made:

Number of Notes
	Amount of decrease	Amount of increase in	evidenced by this
	in number of Notes	number of Notes	Global Note following	Signature of
	evidenced by this	evidenced by this	such decrease (or	authorized signatory of
Date	Global Note	Global Note	increase)	Trustee